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                                                                      Exhibit 11

                          THE WILLIAMS COMPANIES, INC.
        COMPUTATION OF EARNINGS PER COMMON AND COMMON-EQUIVALENT SHARE
                  Three months ended March 31, 1994 and 1993


                                                                                              (Thousands, except
                                                                                               per-share amounts)
                                                                                         -----------------------------
                                                                                           1994*                1993
                                                                                         --------             --------
Primary earnings
  Net income                                                                              $ 52,800             $125,600
  Preferred stock dividends:
    $2.21 cumulative preferred stock                                                         2,200                2,200
    $3.875 cumulative convertible exchangeable
      preferred stock                                                                            -                2,900
                                                                                          --------             --------
  Income applicable to common stock                                                       $ 50,600             $120,500
                                                                                          ========             ========

Primary shares
  Average number of common shares outstanding
    during the period                                                                      103,349               92,890
  Common-equivalent shares attributable to
    options and deferred stock                                                                 891                1,060
                                                                                           -------               ------
  Total common and common-equivalent shares                                                104,240               93,950
                                                                                           =======               ======

Primary earnings per common and common-equivalent share                                       $.48                $1.28
                                                                                              ====                =====

Fully diluted earnings
  Net income                                                                                                   $125,600
  Preferred stock dividends
    $2.21 cumulative preferred stock                                                                              2,200
                                                                                                               --------
  Income applicable to common stock                                                                            $123,400
                                                                                                               ========

Fully diluted shares
  Average number of common shares outstanding
    during the period                                                                                            92,890
  Common-equivalent shares attributable to options
    and deferred stock                                                                                            1,346
  Shares attributable to conversion, assumed at
    January 1, 1993 to the conversion dates, of
    convertible exchangeable preferred stock                                                                      7,644
                                                                                                                -------
  Total common and common-equivalent shares                                                                     101,880
                                                                                                                =======

Fully diluted earnings per common and common-equivalent
  share                                                                                                           $1.21
                                                                                                                  =====



*Primary and fully diluted earnings per share are the same in 1994.